                                                       January 22, 1998




 Clyde Bolton
 Bolton Cane Company
 3810 Irish Bend Road
 Franklin, Louisiana 70538

 Dear Clyde:

	By mutual agreement, the agriculture lease dated January 1, 1988 and expired on December 31, 1997 is extended for an additional five years with a five year renewal option, exercised by written agreement of both parties by January 1, 2002, one year prior to the expiration of the first five year period. All terms remain the same, except Section 2, to be revised to reflect most current values of planted acreage in sugar cane as follows:

	Compensation for the difference in acreage should be determined by a mutually agreed upon 3rd party knowledgeable of such values of sugar cane.

	As per the lease agreement, please forward to this office, current Certificate of Insurance for proof of Workers' Compensation and General Liability Insurance in the amount of $1,000,000.00, with Sterling Sugars, Inc. named as additional insured.

                                                   Sincerely,


                                                   Craig P. Caillier
                                                   President



 Agreed:/s/ Craig P. Caillier
        ---------------------------
	Sterling Sugars, Inc.

 Agreed:/s/ Clyde Bolton
        ---------------------------
 	Bolton Cane Company
















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